DATED 24 November 2005

ROYAL & SUN ALLIANCE INSURANCE plc (1)

INTL GLOBAL CURRENCIES LTD (2)

________________________________________

L E A S E

of --

Part Third Floor

18 King William Street

London EC4

__________________________________________

MAPLES TEESDALE

21 LINCOLN'S INN FIELDS

LONDON WC2A 3DU

Telephone: 020 7831 6501

Facsimile: 020 7405 3867

Reference: RY/CRE/8/364

LEASE

DATED 24 November 2005

LANDLORD : ROYAL & SUN ALLIANCE

INSURANCE plc

TENANT : INTL GLOBAL CURRENCIES LTD

PROPERTY : PART THIRD FLOOR OFFICE

ACCOMMODATION

BUILDING : 18 KING WILLIAM STREET

LONDON EC4

TERM : A TERM OF YEARS EXPIRING 20TH

DECEMBER 2012

RENT : GBP 94,296 PER ANNUM

RENT REVIEW DATE : 25 MARCH 2008

This Lease creates a new tenancy within the meaning of the Landlord and Tenant (Covenants) Act 1995

MAPLES TEESDALE

21 LINCOLN'S INN FIELDS

LONDON WC2A 3DU

Telephone: 020 7831 6501

Facsimile: 020 7405 3867

Reference: RY/CRE/8/364

INDEX

Clause 1 Particulars

Clause 2 Definitions and Interpretation

Clause 3 Demise

Clause 4 Tenant's Covenants

Clause 5 Landlord's Covenants

Clause 6 Provisos

Clause 7 Arbitration

Clause 8 Guarantee

Clause 9 Disclosure relating to Insurance

The First Schedule Rights Granted

The Second Schedule Rights Reserved

The Third Schedule Service Charge

The Fourth Schedule Rent Review

LEASE

DATED 24 November 2005

CLAUSE 1 PARTICULARS

(1) THE LANDLORD (2) THE TENANT

ROYAL & SUN ALLIANCE INSURANCE plc (Company Number 93792) whose registered office is at St. Mark's Court Chart Way Horsham West Sussex RH12 1XL

INTL GLOBAL CURRENCIES LTD (Company Number 5156834) whose registered office is at Nedbank House 20 Abchurch Lane London EC4N 7AD

(3) THE PROPERTY	Part Third Floor Office Accommodation shown edged red on the attached plan
(4) THE BUILDING	The building known as Phoenix House 18 King William Street London EC4

(5) THE TERM	A TERM OF YEARS from and including the date hereof and expiring on the 20th December 2012

(6) THE RENT

NINETY FOUR THOUSAND TWO HUNDRED AND NINETY SIX POUNDS (GBP 94,296) per annum excluding Value Added Tax being equivalent to GBP 24.00 per square foot payable by equal quarterly payments in advance on the usual quarter days; the first payment for the period from and including the Rent Commencement Date to the following quarter day to be made on the Rent Commencement Date. The Rent is subject to review in accordance with the provisions of the Fourth Schedule on the 25 March 2008

(7) RENT FREE PERIOD The period from and including the

date of this Lease to and including 23 May 2007

(8) THE INSURANCE RENT

Sums equal to fair proportions to be reasonably determined by the Landlord's Surveyor of the amounts respectively which the Landlord (a) pays yearly to the Superior Landlord or reasonably expends itself effecting the insurance described in Clause 5 (2) and (b) reasonably expends yearly in insuring the lifts boilers and electrical and mechanical apparatus in the Building such sums to be payable within 7 days of written demand

(9) THE ADVANCE SERVICE CHARGE

FORTY ONE THOUSAND TWO HUNDRED AND FIFTY FOUR POUNDS AND FIFTY PENCE (GBP 41,254.50) excluding Value Added Tax per annum payable by equal quarterly payments in advance on the usual quarter days subject to adjustment and review in accordance with the provisions of the Third Schedule

(10) STATUS UNDER THE LANDLORD AND TENANT (COVENANTS) ACT 1995	A new tenancy within the meaning of the Landlord and Tenant (Covenants) Act 1995 ("the 1995 Act")

__________________________________________________________________

CLAUSE 2 DEFINITIONS AND INTERPRETATION

In this Lease:-

  "the Particulars" means the Particulars set out in Clause 1 and references to numbered items of the Particulars are references to the numbered sub-clauses of Clause 1

  "the Landlord" means the person named as Landlord in item (1) of the Particulars and includes any other person for the time being entitled to the immediate reversion on this Lease

  "the Tenant" means the person named as Tenant in item (2) of the Particulars and (unless there is express provision to the contrary) includes (so far as permitted by the 1995 Act) the successors in title of the Tenant to the term created by this Lease

  "the Building" means the building described in item (4) of the Particulars and includes any improvements extensions and additions car parks landscaped areas accessways grounds approaches and yards belonging to it and any plant and equipment not being a tenant's fixture from time to time situate in the Building

  "the Property" means such part of the Building as described in item (3) of the Particulars and includes:-

    the internal surfaces of the walls floors and ceilings which bound the Property including plasterwork floor boards and other internal finishes and the whole of any suspended floors and suspended ceilings (including fixings) and any non-structural floor screed the whole of the doors fitted in the walls which bound the Property and their fixings any equipment pipes drains and wires in or forming part of the Property and which solely serve the Property all Landlord's fixtures and fittings (including carpeting and floor covering) in or forming part of the Property and any alterations and/or additions to the Property

  "the Main Structure" means all structural parts of the Building and includes:-

    the foundations

    the roof

    the walls of the Building except the parts of such walls as are demised to any tenant of the Building any equipment pipes drains and wires except as such items are demised to any tenant of the Building load-bearing columns and beams

    horizontal structural slabs

    service cores

    expansion joints

    windows window frames and fastenings including the glass in the windows and external doors and automatic door closers

but excludes:-

    suspended floors and ceilings

    non-structural floor screed

    finishes and surfaces and

    the Property

  "Systems" means systems for the supply of electricity water gas telecommunications (including for example any fibre optic cables) chilled or heated air or chilled or heated water and for drainage and smoke detection and for any other similar service or facility

  "the Common Parts" means those parts of the Building and Systems capable of use by and serving the Tenant together with some or all of the other tenants and occupiers of the Building including (but without prejudice to the generality of the foregoing) the toilet accommodation and the approaches entrance hall passages landings stairs lifts and fire escapes in the Building

  "the Rent" means the sum specified as the Rent in item (6) of the Particulars or such greater sum as shall for the time being be the Rent under the provisions of the Fourth Schedule

  "the Rent Commencement Date" means 24 May 2007

  "the Insurance Rent" means the sums referred to in item (8) of the Particulars

  "the Advance Service Charge" means the sum specified as the Advance Service Charge in item (9) of the Particulars or such other sum as shall for the time being be the Advance Service Charge under the provisions of the Third Schedule

  "the Excess Service Charge" means the Tenant's Proportion (as defined below) less any Advance Service Charge received by the Landlord

  "Expenditure" means the expenditure described in paragraph (3) of the Third Schedule and includes:-

    a reasonable sum by way of provision for future expenditure on such of the items in paragraph (3) of the Third Schedule as called for intermittent expenditure whether such expenditure is likely to be incurred during or after the end of the Term (but not where such expenditure relates to services of which the Tenant has derived no benefit during the Term) and a reasonable sum by way of provision for depreciation on capital costs of machinery apparatus and equipment

  "the Tenant's Proportion" means the proportion of the Expenditure attributable to the Property as reasonably determined from time to time by the Landlord

  "the Account Year" means a year ending on 31st December or such other annual period as the Landlord may at its discretion (exercised reasonably) from time to time determine

  "the Service Areas" means all parts of the Building (if any) retained by the Landlord in connection with the provision of services to and the management of the Building other than the Common Parts and includes (but is not limited to) such of the following parts of the Building as are not included in the Common Parts:-

    any approaches passages landings stairs lifts and hoists

    any staff rooms and storage premises used in connection with the provision of services any plant rooms ducts channels and other areas which house or contain machinery apparatus equipment pipes or wires used in connection with the provision of services

  "the Service Hours" shall mean the following hours:-

  Mondays to Fridays : 8.30 a.m. to 6.30 p.m.

  Saturdays : 8.30 a.m. to 1 p.m. excluding Bank and public holidays

  "the Permitted User" means use as offices

  "Person" includes a company corporation or other body legally capable of holding land

  "the Planning Acts" means The Town and Country Planning Act 1990 and any further legislation of a similar nature and any statutory modification or re-enactment of such legislation for the time being in force and any order regulation permission consent and direction made or issued under any such legislation

  "Review Date" means the date specified as the date for the review of the Rent in item (6) of the Particulars and any date on which any Rent Restrictions (as referred to in paragraph 8 of the Fourth Schedule) operating on the Review Date cease to operate or operate in a less restrictive manner

  "the Landlord's Surveyor" means the person from time to time appointed by the Landlord to act as its surveyor for any purpose under this Lease and who must be a chartered surveyor of at least 5 years professional standing and may be a person in the full-time employment of the Landlord

  "Value Added Tax" includes any similar or substituted tax

  "Excepted Tax" means:-

    tax (other than Value Added Tax) payable in respect of the Rent and other sums due under the provisions of this Lease tax (other than Value Added Tax) or duty payable on the grant of this Lease and tax payable in respect of any dealing by the Landlord with the reversion immediately expectant on the determination of the term of this Lease

  "Authorised Guarantee Agreement" has the meaning given to such term in Section 28 of the 1995 Act

  "the Superior Lease" means a lease dated 5th August 1983 of the Building and made between United Kingdom Temperance and General Provident Institution (1) and Phoenix Assurance Public Limited Company (2) as varied by a Deed of Variation dated 14th September 2001 and a Deed of Variation dated 19 December 2002 both Deeds made between (1) Oak Crown Properties Limited and (2) Royal & Sun Alliance Insurance plc and the term "the Superior Lease" includes any lease superior to the Superior Lease

  "the Superior Landlord" means the Person entitled to the reversion of the Superior Lease for the time being

  "Law" means anything having legal effect in the country in which the Property is situated including Acts of Parliament and any applicable directives decisions and regulations of the European Union and any orders regulations directions schemes rules consents licences notices and bye-laws made or granted by any statutory public local or other authority or court of competent jurisdiction or any government department or otherwise the masculine includes each of the feminine and/or the neuter and the singular the plural and vice versa

  (unless the contrary intention is expressed) any reference to an Act or a provision in an Act shall be deemed to include a reference to any Act amending or replacing that Act or as the case may be the corresponding provision in any Act amending or replacing such Act any obligations undertaken by more than one person are joint and several obligations any rights excepted and reserved to the Landlord shall be deemed to be also excepted and reserved to the Superior Landlord and to any person authorised by the Landlord and the Superior Landlord any covenant in this Lease by the Tenant not to do an act or thing shall be deemed to include an obligation not to suffer such act or thing to be done any provision in this Lease specifying circumstances in which the Landlord may withhold consent to an assignment of the Property or specifying conditions which the Landlord may impose on an assignment of the Property have been specified for the purposes of Section 19(1) of the Landlord and Tenant Act 1927 (as amended by Section 22 of the 1995 Act) and reference to consent or approval of the Landlord means the prior written consent of the Landlord and (where required under the relevant mortgage and/or the Superior Lease) prior written consent of any mortgagee or the Superior Landlord and nothing in this Lease implies that such further consents cannot be unreasonably withheld the frontsheet index headings and marginal notes shall not affect the construction of this Lease

CLAUSE 3 DEMISE

The Landlord lets the Property to the Tenant TOGETHER WITH the rights specified in the First Schedule (but to the exclusion of all other easements quasi-easements rights and privileges) but EXCEPTING AND RESERVING to the Landlord the rights specified in the Second Schedule for the term specified in item (5) of the Particulars SUBJECT to all rights easements and quasi-easements (if any) belonging to or enjoyed by adjoining or nearby land or premises the Tenant PAYING YEARLY and proportionately for any fraction of a year:-

(1) the Rent at the times and in the manner specified in item (6) of the Particulars

(2) and by way of further rent:-

(a) the Insurance Rent at the times and in the manner specified in item (8) of the Particulars

(b) the Advance Service Charge at the times and in the manner specified in item (9) of the Particulars

(c) the Excess Service Charge (if any) at the times and in the manner specified in the Third Schedule and

(d) the amounts due under Clauses 4(3) and 4(4) at the times and in the manner specified in Clauses 4(3) and 4(4) respectively such further rents to be paid proportionately for any fraction of a year on the presumptions made by the Apportionment Act 1870

CLAUSE 4 TENANT'S COVENANTS

THE TENANT COVENANTS WITH THE LANDLORD as follows:-

Rent

(1) (a) To pay the Rent the Insurance Rent the Advance Service Charge and the Excess Service Charge (if any) at the times and in the manner described in items (6) (8) and (9) of the Particulars and the Third Schedule respectively

(b) Not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off save as required or permitted by Law

Outgoings

(2) To pay all existing and future rates taxes assessments impositions charges and outgoings assessed or imposed on or in respect of the Property (whether assessed or imposed on the Landlord or the Tenant) except any Excepted Tax PROVIDED THAT if any such rate tax (excluding any Excepted Tax) assessment imposition charge or outgoing is assessed on the Building or any part of the Building and is paid by the Landlord and such payment is not included as an item of the Expenditure in calculating the service charge under the provisions of the Third Schedule to repay to the Landlord within 7 days of written demand such proportion of the rate tax assessment imposition or outgoing as is reasonably determined by the Landlord's Surveyor as being fairly attributable to the Property

V.A.T.

(3) In addition to the rents fees and other sums payable by the Tenant under this Lease to pay at such times as such rents fees and other sums fall due any Value Added Tax which is now or may become payable in respect of any such rents fees and other sums including Value Added Tax chargeable at the option of the Landlord subject however to delivery to the Tenant of a valid tax invoice in the Tenant's name save that so long as the reversion to this Lease is vested in Royal & Sun Alliance Insurance plc the Landlord is not required to deliver to the Tenant a valid tax invoice in the Tenant's name in respect of any costs incurred in connection with any licence granted to the Tenant relating to the Property.

Interest

(4) If any rent or other sum payable by the Tenant to the Landlord under this Lease shall be due but unpaid for fourteen days after the due date (and in the case of the Rent whether it was demanded or not) to pay on demand to the Landlord interest at 4% per annum above the current Base Rate from time to time of Lloyds TSB Bank Plc (which interest rate shall still apply after and despite any judgment of the Court) on such rent or other sum from the due date until payment PROVIDED THAT this sub-clause shall not prejudice any other right or remedy in respect of such rent or other sum

Repair of Interior

(5) (a) To repair and keep the Property clean and in good and substantial repair and renew when necessary as part of the process of repair

Decoration

(b) To redecorate the interior of the Property in the year 2011 and in the last three months of the Term (however determined) preparing and painting those parts previously or usually painted with at least two coats of good and suitable paint and papering with suitable paper and polishing in a suitable manner the respective parts of the interior of the Property previously or usually papered and polished

Other treatment

    As often as may be necessary to clean and treat in an appropriate manner to the reasonable satisfaction of the Landlord's Surveyor all materials surfaces and finishes of the interior of the Property and in particular all wood plastic metal and stonework of the interior of the Property not requiring painting papering or polishing and to wash all surfaces requiring washing

Delivery up in repair

(d) At the end of the tenancy created by this Lease to give up the Property with vacant possession duly repaired and decorated in accordance with the provisions of this sub-clause (5) and clear of any furniture goods and refuse and (without prejudice to the Tenant's right to remove all of its fixtures and fittings) if required by the Landlord to remove all tenant's fixtures or such of them as the Landlord may specify in writing

PROVIDED THAT:-

(i) all work referred to in this sub-clause shall be carried out in a good and workmanlike manner and to the reasonable satisfaction of the Landlord's Surveyor

(ii) painting and papering in the last three months of the Term shall be carried out with colours and materials first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) This obligation must reflect the obligation in the head lease

(iii) damage by any of the Insured Risks (as defined in the Superior Lease) is excepted from the Tenant's liability under this sub-clause (5) except to the extent that the insurance money is irrecoverable by reason of any act or default of the Tenant or any undertenant invitee or licensee of the Tenant

(iv) the Tenant shall pay the Landlord's Surveyor's and the Landlord's solicitors reasonable and proper fees incurred as a result of any breach by the Tenant or any undertenant invitee or licensee of the Tenant of this sub-clause (5) or as a result of supervision in accordance with this sub-clause (5)

(v) without prejudice to any other right of the Landlord the Tenant shall pay a sum equivalent to the loss of rental value incurred by the Landlord during such period as is reasonably required for the carrying out of works after the end of the tenancy by reason of any breach of this sub-clause (5)

Maintenance

(6) (a) To keep the drains gutters gullies pipes and ducts which solely serve the Property clear and unobstructed and not to do anything which causes an obstruction in or damage to any drain ventilating louvre gutter gully pipe or duct in or serving the Building

(b) To take all reasonable steps and precautions against frost damage to any pipes or water apparatus in the Property

(c) To take all reasonable care and precautions to avoid water damage to any other part of the Building by reason of bursting or overflowing of any pipe tank or water apparatus in the Property (save as may be covered by insurance pursuant to clause 5(2)) and to indemnify the Landlord against liability for any such damage arising out of breach by the Tenant of this subclause (6)(c)

Repair on notice

(7) (a) To make good with all practical speed (commencing work within two months or sooner if necessary and then proceeding diligently) any defect in the repair maintenance or decoration of the Property for which the Tenant is liable in accordance with the Tenant's covenants in this Lease and of which the Landlord has given notice in writing to the Tenant

(b) If the Tenant shall not comply with paragraph (a) to allow the Landlord to enter the Property and make good such defects and to repay on demand as a debt the expense of doing so (including the Landlord's Surveyor's reasonable and proper fees) reasonably incurred by the Landlord

Compliance with statutory requirements, etc.

(8) (a) To execute all works and to do all things on or in respect of the Property which are required by The Offices Shops and Railway Premises Act 1963 The Fire Precautions Act 1971 The Health and Safety at Work etc. Act 1974 and any other present or future Act of Parliament or by any order bye-law or regulation and in particular to keep the Property supplied with the amount and type of fire-fighting equipment as required by law and as reasonably required by the Landlord and its insurers from time to time and to instruct personnel in the use of such equipment

(b) Insofar as not included in the service charge to pay a fair proportion (to be reasonably determined by the Landlord's Surveyor) of the Landlord's reasonable and proper expenditure on any such works and things required in respect of the Common Parts and the Service Areas

(c) To comply with all requirements of any present or future Act of Parliament order bye-law or regulation as to the use of or otherwise concerning the Property

Entry by Landlord

(9) To permit the Landlord and the Landlord's agents and workmen on reasonable prior written notice (except in emergency when no notice need be given) at reasonable hours with all necessary appliances to enter the Property for the purpose of:-

(a) viewing measuring and recording the condition of the Property and/or

(b) repairing maintaining altering or cleaning any part of the Building (other than the Property) or Systems or premises adjoining the Building and/or

(c) repairing maintaining cleaning altering replacing or adding to any pipes wires flues ducts channels drains gutters gullies or apparatus which serve adjoining or nearby premises and/or

(d) complying with any of its obligations under this Lease or a Superior Lease and/or

(e) cleaning the Property or carrying out any repairs to the Property which are not the responsibility of the Tenant or for any other reasonable purpose connected with the Building

PROVIDED ALWAYS that:-

    the person or persons so entering shall cause as little inconvenience or interference as possible to the Property and the business of the Tenant or any other occupier such right of entry shall only be exercised where it is not reasonably practicable to execute the said works from outside the Property

(iii) the Landlord shall as soon as reasonably practicable make good or cause to be made good at its own expense all damage which may be occasioned thereby to the Property and to the Tenants fixtures and fittings

Interference with Systems

(10) (a) Not to interfere in any way with the Systems not exclusively serving the Property

(b) Not to overload any Systems

Letting Board

(11) During the last six months of the tenancy created by this Lease to allow a letting board or notice to be displayed on the exterior wall of the Property and at any time during the Term to allow a sale board or notice to be displayed on the exterior wall of the Property (but not so that any board or notice unnecessarily obstructs the light to the Property) and to allow prospective tenants or purchasers to view the Property at all reasonable times on reasonable notice

Restrictions on assignments

(12) (a) Not to assign part only of the Property

(b) Not to assign the whole of the Property without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) it being agreed that:

(i) the Landlord may withhold consent (and be deemed to have done so reasonably) to an assignment of the whole of the Property in any one or more of the following circumstances:-

(A) if the Landlord reasonably determines that a continuing remediable breach by the Tenant of a covenant on the part of the Tenant contained or referred to in this Lease exists and operates to materially reduce the value of the Landlord's interest in the Building and/or the Property and/or

(B) if the Landlord reasonably determines that the proposed assignee is not of sufficient standing to enable it to comply with the covenants on the part of the Tenant contained or referred to in this Lease and/or

(C) if the proposed assignee enjoys diplomatic or state immunity and/or

(D) if the assignee is either an individual or individuals domiciled in or a company registered outside the United Kingdom or the European Community and in a country with whom there is no treaty or arrangement recognised by the High Court of Justice for the reciprocal enforcement of judgments for the purposes of the Civil Jurisdiction and Judgments Act 1982

(ii) the Landlord may give consent to an assignment of the whole of the Property subject to one or more of the conditions set out below (and be deemed to have done so reasonably):-

(A) that the assignor enters into and duly executes a deed containing a guarantee with the Landlord guaranteeing the performance and observance by the proposed assignee of the covenants on the part of the Tenant contained or referred to in this Lease such deed being an Authorised Guarantee Agreement for the purposes of the 1995 Act and/or

(B) that (so far as the law allows and without prejudice to the other conditions in this paragraph (iii)) anyone who has guaranteed the obligations of the assignor (except under an Authorised Guarantee Agreement) enters into and duly executes a deed of the type referred to in paragraph (A) above and/or

(C) that if reasonably required (in addition to any guarantor under paragraphs (A) and (B) above) the assignee provides a guarantor reasonably acceptable to the Landlord and that guarantor enters into and duly executes a deed of the type referred to above and/or if reasonably required the assignee enters into and duly executes a rent deposit deed for a sum to be determined by the Landlord acting reasonably and/or

(E) that any requisite consent of any superior landlord or mortgagee has been obtained and any lawfully imposed condition of such consent satisfied and/or

(F) that any outstanding Rent or other ascertained amount due from the Tenant to the Landlord under this Lease is paid before the assignment is completed

(iii) any guarantee under paragraph (ii) above shall be in the form of the guarantee contained in Clause 8 with such amendments:-

(A) as the Landlord reasonably requires and/or

(B) (where an assignor is giving a guarantee) as are required to create an Authorised Guarantee Agreement

Restrictions on underlettings (whole or part)

(13) (a) Not to underlet part only of the Property

    Not to underlet the whole of the Property without the Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed) and in any event:-

    (i) not to underlet the whole of the Property at a premium or fine nor otherwise than at the open market rent and

    (ii) to include in any Underlease a provision prohibiting any further underletting of the whole or any part or parts of the Property comprised in such Underlease and

    Upon every underletting if reasonably so required by the Landlord to procure that the intending undertenant shall join in a Licence to Underlet to give a direct covenant to the Landlord to observe and perform the Tenant's covenants in this Lease (but not to pay the Rent)

    Upon every underletting to a limited company if so required by the Landlord acting reasonably to procure that two persons of satisfactory standing join in a Licence to Underlet to give a direct covenant to the Landlord that the intending undertenant will observe and perform the Tenant's covenants under this Lease (but not to pay the Rent)

    Not to allow any person deriving title from the Tenant to assign or part with possession of the whole or any part of the Property without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed)

    To include in any Underlease a covenant by the undertenant to register such documents as are described in Clause 4 (17) with the Landlord's Solicitors in the manner described and to take all necessary steps to enforce such covenant

    To ensure that before the grant of the relevant underlease a notice is served on the prospective undertenant and a declaration is given by or on behalf of the prospective undertenant excluding the application to the underlease of the provisions of Sections 24-28 inclusive of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) and certified copies of such notice and declaration are produced to the Landlord and a clause is incorporated into the relevant underlease stating that the said provisions are excluded by virtue of the said notice and declaration and certified copies are annexed to the said underlease

Charging

(14) (a) Not to charge part only of the Property

(b) Not to charge the whole of the Property without the Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed)

Sharing

(15) (a) Not (save as is mentioned in the next sub-clause) to part with or share the possession or occupation of the whole or any part of the Property

(b) When this Lease is vested in a limited company the Tenant may share occupation of the whole or any part of the Property with any company in the same group of companies (as defined in Section 42 of the Landlord and Tenant Act 1954) as itself and so long as the Tenant and that company remain members of the same group PROVIDED THAT:-

(i) no tenancy of the whole or any part of the Property in favour of any such company is created

(ii) the Tenant gives the Landlord prior notification of such sharing and

(iii) upon such company ceasing to be in the same group of companies the occupation shall immediately cease and PROVIDED FURTHER that so long as this Lease is vested in INTL Global Currencies Ltd the Tenant may share occupation of the whole or any part of the Property with (a) a company and/or companies under the Tenant's control and/or (b) New York Bay International Limited (Company Number 03799331) so long as one or more of the directors of INTL Global Currencies Limited shall have a shareholding in New York Bay International Limited subject to the Tenant complying with subclauses (i) and (ii) above and the occupation shall immediately cease if the said company ceases to be under the Tenant's control and/or (if New York Bay International are sharing the Property) one or more of the directors of INTL Global Currencies Limited cease to have a shareholding in New York Bay International Limited

Guarantee

(16) If the Landlord shall in accordance with this Lease require one or more Guarantors then such Guarantor or Guarantors shall be required to join in a Licence to Assign or Licence to Underlet (as the case may be) in order to give a direct guarantee covenant to the Landlord and (without the need for any express assignment) the successors in title of the Landlord incorporating the obligations set out in Clause 8 (mutatis mutandis)

Registration of assignments, etc.

(17) Within one month after its date to produce (without any demand by any person) to the Landlord's solicitors and the Superior Landlord's solicitors every underlease assignment charge or document evidencing a devolution of the whole or any part of the Property paying a reasonable fee to the Landlord not being less than GBP 30 plus Value Added Tax for each such registration together with any reasonable and proper fees of the Superior Landlord in respect of each such registration and at the same time to provide the Landlord's solicitors and the Superior Landlord's solicitors true copies of such underlease assignment charge or other document

Alterations

(18) (a) Not to make any alterations or additions to the Main Structure or exterior of the Property or to any Systems serving the Building nor without the Landlord's prior written consent (not to be unreasonably withheld or delayed) to install any Systems in the Property

(b) Not to make any other alterations or additions to the interior of the Property without the Landlord's written consent (which consent shall not be unreasonably withheld or delayed)

(c) At the end of the tenancy created by this Lease (however determined) to reinstate the Property to the same condition as it was in at the date before such alterations were carried out such reinstatement to be carried out under the supervision (where reasonably required) and to the reasonable satisfaction of the Landlord's Surveyor

(d) To procure that any alterations or additions to the Property which shall be permitted by the Landlord under paragraph (b) shall be carried out in a good and workmanlike manner and with good quality materials in accordance with plans and specifications previously approved by the Landlord's Surveyor (such approval not to be unreasonably withheld or delayed)

Signs

(19) (a) Not without the Landlord's written consent to place or display outside the Property or inside the Property so as to be visible from outside any poster notice advertisement name or sign except the name of the Tenant (and/or the names of any other permitted occupiers) displayed in the manner approved in writing by the Landlord on the door of the Property and as provided for in paragraph (3) of the First Schedule to this Lease (such approvals in each case not to be unreasonably withheld or delayed)

(b) Not to fix any aerial or other thing to the exterior of the Building or in any way interfere with the exterior of the Building nor place any flowerpot window-box or other article on its window sills or balconies

Machinery

(20) Not to install or use in or upon the Property any machinery or apparatus which causes noise or vibration which can be heard or felt outside the Property

Electrical installations

(21) (a) To comply with all requirements and regulations of the electricity supply authority as to the electrical installations in the Property

(b) Not without the Landlord's written consent (which consent shall not be unreasonably withheld or delayed) to alter or extend the electrical installations or wiring in the Property

(c) Not to use any apparatus which overloads the electrical installations in the Property or the Building

Nuisance

(22) (a) Not to do anything upon the Building or the Property which is or may become a nuisance damage or annoyance to the Landlord or to the owner tenant or occupier of any nearby premises

(b) not to do anything which may interfere with television radio telephone or electrical reception nearby

(c) not to allow any material to escape into any Systems in the Building except those designed for the purpose of carrying such material

Use

(23) (a) Not to use the whole or any part of the Property:-

(i) for any illegal or immoral purpose or

(ii) for any offensive noisy or dangerous trade business or manufacture or

(iii) for any purpose other than the Permitted User but in no event for the purpose of a betting office theatrical or employment agency booking office or travel agency when it involves attendance by members of the public but not otherwise or as offices for any diplomatic use or as offices for a government agency or other authority involving the attendance of members of the public for the purpose of seeking employment or enrolling for or collecting any statutory social security health insurance or other benefit payment or applying for or collecting any licence passport certificate or similar document

(b) Not to allow any person to reside or sleep on the Property

(c) Not to hold any sale by auction on the Property

Invalidation of insurance

(24) (a) Not (by act or omission) to do anything which may invalidate any insurance policy effected by the Landlord or a superior landlord in respect of the Building or increase the premium for it

(b) To repay to the Landlord within 7 days of demand all sums paid by way of increased premium and all losses or damages suffered by the Landlord by reason of any breach by the Tenant of the provisions of paragraph (a)

(c) To notify the Landlord in writing within 24 hours (or sooner in emergency) of the Tenant becoming aware of any outbreak of fire in the Property or other event likely to lead to a claim on the Landlord's insurance relating to the Property

Lift

(25) Not to use the lift for carrying furniture or goods (other than hand baggage and small parcels) except either in accordance with the Landlord's standing regulations for such use or (if there are no such standing regulations) with the Landlord's prior consent (not to be unreasonably withheld or delayed)

Common Parts

(26) (a) To use the Common Parts (other than the toilet accommodation) only to approach and leave the Property and not to place or leave anything in the Common Parts or otherwise obstruct them

(b) To make good immediately any damage done to the Common Parts by the Tenant or any employee or licensee of the Tenant

Fire Escape

(27) Not to use (except in the case of fire or other emergency) or obstruct the fire escapes in the Building and to comply with the fire authority's regulations relating to their use

Vacation

(28) Not to vacate the Property without notifying the Landlord

Safes and floor loading

(29) Not to overload the floors or structure of the Property and not to bring any safe or other heavy article into the Property without the Landlord's written consent (not to be unreasonably withheld or delayed)

Music

(30) Not to play or use any musical instrument loudspeaker tape recorder gramophone wireless television set or any other equipment which reproduces sound in the Property so that it can be heard outside the Property

Animals and pests

(31) (a) Not to keep any animal fish reptile or bird in the Property

(b) To take all practicable and reasonable steps to keep the Property clear of rats mice and any other animals pests or vermin

Cooking

(32) Not to cook or heat any food in the Property (other than making hot drinks or cooking or heating food in a domestic type microwave oven)

Notices

(33) (a) To supply the Landlord with a copy of any notice order or proposal for a notice or order affecting the Property served on the Tenant by any competent authority (or received by the Tenant from any undertenant or other person) immediately it is received by the Tenant and without delay to take all reasonable or necessary steps to comply with any such notice or order so far as not the responsibility of the Landlord under its covenants in this Lease

(b) At the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any such notice or order as the Landlord shall reasonably require

Planning

(34) (a) Not to commit any breach of planning control and to comply with all requirements under the Planning Acts which affect the Property

(b) Not without the Landlord's written consent to make any application for planning permission affecting the Property and not without such consent to implement any such permission

(c) To indemnify the Landlord against any damages costs or losses arising from any breach by the Tenant of the Planning Acts so far as they affect the Property

(d) Not to serve any notice on the local planning authority without the Landlord's consent

(e) Not to enter into any agreement with the local planning authority without the consent of the Landlord

Easements

(35) (a) To preserve so far as the Tenant is able all rights of light air and other easements enjoyed by the Property and at all times to afford to the Landlord such facilities and assistance as may enable the Landlord to prevent anyone acquiring any right of light or other easement over the Property

(b) To notify the Landlord of any claim or attempted claim of any such right or easement made by any person to the Tenant's knowledge

Costs of Licences

(36) To pay the reasonable legal charges surveyor's fees and proper expenses of the Landlord and of the Superior Landlord (if any) resulting from all applications by the Tenant for any consent of the Landlord (or any Superior Landlord) required by this Lease (including legal charges surveyor's fees and proper expenses actually incurred in cases where consent is reasonably refused (but not where unreasonably refused) or the application is withdrawn)

Costs of forfeiture

(37) (a) To pay all costs charges and expenses (including legal costs and surveyor's fees) reasonably and properly incurred by the Landlord in connection with the preparation and service of a schedule of dilapidations or a notice under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided otherwise than by relief granted by the Court) arising in each case out of any breach by the Tenant of its covenants in this Lease

(b) To indemnify the Landlord against all reasonable and proper charges expenses losses and claims including legal costs and surveyors fees arising from any breach of any of the Tenant's covenants in this Lease

Regulations

(38) To comply with all such regulations (consistent with the terms of this Lease) for the proper management of the Building as the Landlord shall reasonably make from time to time and communicate in writing to the Tenant

Keys and signs

(39) At the end of the tenancy created by this Lease to give up all keys and any security device to the Property to the Landlord and to remove all lettering and signs put up by the Tenant in the Building and forthwith to make good any damage caused by such removal

Schedules

(40) To comply with all obligations imposed on the Tenant in the Schedules to this Lease

Obligations in Superior Lease

(41) Not to do anything or fail to do anything which would place the Landlord in breach of any of the obligations and restrictions contained in the Superior Lease insofar as the same affect the Property

CLAUSE 5 LANDLORD'S COVENANTS

THE LANDLORD COVENANTS WITH THE TENANT as follows:-

Quiet enjoyment

(1) That as long as the Tenant pays the Rent and complies with the terms of this Lease the Tenant may enjoy the Property peaceably during the term without any interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord

Insurance

(2) (a) To use all reasonable endeavours to procure that the Superior Landlord shall (i) keep the Building insured to its full reinstatement and rebuilding value (but excluding any tenant's fixtures) and a sum to cover three years' Rent (including proper allowances for increases in the Rent pursuant to the provisions of the Fifth Schedule) in accordance with the covenants on the part of the Superior Landlord to that effect contained in the Superior Lease and (ii) comply with its other covenants as to insurance set out in Clauses 4.04 to 4.06 of the Superior Lease ("the Insurance Covenants")

(b) In relation to the policy of insurance effected hereunder or under the terms of the Superior Lease promptly to notify the Tenant of any change about which the Landlord is notified in the risks covered by the said policy from time to time.

Services

(3) During the Service Hours to use all reasonable endeavours:-

(a) to keep the Common Parts adequately repaired decorated furnished cleaned (including window cleaning) and lighted

(b) to provide sufficient supplies of the appropriate services and facilities to the appropriate Systems

(c) to provide an adequate lift service for the Building

(d) to provide staff for the Building

(e) to provide heat to the existing space heating system in the Property and in the Common Parts during the cold season between dates to be determined at the discretion of the Landlord (exercised reasonably)

(f) to clean the exterior of the windows of the Property once in every month

PROVIDED THAT:-

(i) the Landlord shall not be liable for any failure or interruption of any service due to necessary repair replacement or maintenance of any apparatus or installation or unavoidable shortage of fuel materials water or labour or any other cause not due to the act or default of the Landlord provided that the Landlord shall take all steps reasonably necessary to restore such service as soon as possible

(ii) the Landlord may at its discretion (exercised reasonably) extend diminish or otherwise vary the services from time to time if it reasonably deems it desirable to do so for the more efficient management of the Building or the comfort of the tenants

(iii) the Landlord shall not be obliged to use any Systems in the Building except in accordance with the criteria of the manufacturer and the Systems' design

Superior lease covenants

(4) (a) To pay the rent under the Superior Lease and (except in so far as the Tenant is liable for them under the tenant's covenants in this Lease) fully to observe and perform the Landlord's covenants as tenant under and the conditions contained in the Superior Lease and to indemnify and keep the Tenant fully indemnified against all costs claims liability demands and proceedings arising out of any breach by the Landlord of such covenants and conditions

    To use all reasonable endeavours to procure that the Superior Landlord observes and performs the covenants on the part of the landlord contained in the Superior Lease

    Promptly to notify the Tenant in writing of

        any intention on the part of the Landlord to surrender the Superior Lease and/or

(ii) any intended forfeiture of the Superior Lease by the Superior Landlord of which the Landlord becomes aware and/or

(iii) any intended disclaimer of the Superior Lease of which the Landlord becomes aware

CLAUSE 6 PROVISOS

THE PARTIES AGREE that this Lease is subject to the following provisos:-

Landlord's right to forfeit Lease

(1) In any of the following events:-

(a) if any rent or other sum due under this Lease is unpaid for twenty-one days after becoming due (whether in the case of Rent formally demanded or not) or

(b) if there is a material breach of any of the Tenant's covenants or

(c) if the Tenant (being an individual) becomes bankrupt or makes any composition with his creditors or (being a company) enters into liquidation (except voluntary liquidation for the sole purpose of reconstruction or amalgamation) or has a receiver or administrative receiver appointed or is removed from the Register of Companies or

(d) if execution is levied on goods in the Property

then the Landlord may re-enter upon the Property and the tenancy created by this

Lease shall immediately come to an end and the re-entry shall not prejudice any of the Landlord's other rights and remedies or the rights and remedies of the Tenant in respect of any breaches of the Landlords covenants in this Lease

Suspension of rent in case of fire, determination, etc.

(2) (a) If the whole or any part of the Building is destroyed or damaged by any of the Insured Risks (as defined in the Superior Lease) so as to render the Property inaccessible and/or incapable of occupation and/or unfit for the Permitted User then (save to the extent that the insurance money is irrecoverable by reason of any act or default of the Tenant or any undertenant invitee or licensee of the Tenant) the Rent and service charge (insofar as the Landlord is able to obtain insurance against loss of service charge) or a fair proportion of them according to the nature and extent of the damage shall be suspended until the Building or such part of it has been reinstated and the Property is again accessible capable of occupation and fit for such User or (if earlier) until a period of three years from the date of such destruction or damage has elapsed PROVIDED that if such damage or destruction shall occur during the Rent Free Period then the period of suspension of Rent and service charge under this Clause 6(2)(a) shall be extended by a period equivalent to the balance of the Rent Free Period unexpired at the date of such damage or destruction

(b) If at the expiration of twenty four months from the date of such damage or destruction the Property and every part thereof is still not accessible and fit for occupation and such User the Tenant shall be entitled upon giving not less than one calendar month's notice at any time to determine this Lease and thereupon the rights and obligations of the parties hereto shall cease and have no effect but without prejudice to any antecedent right or claim arising hereunder and still subsisting at the date of such notice

(c) Any dispute concerning this sub-clause shall be referred to arbitration in the manner specified in Clause 7

Landlord's right to alter nearby premises

(3) The Landlord shall be entitled to alter add to and execute works on and rebuild other parts of the Building and the Landlord's adjoining and nearby premises (including if desirable for such works the temporary erection of scaffolding in front of the Property) notwithstanding that the access of light and air to the Property may be interfered with

Landlord's right to alter Common Parts

(4) The Landlord shall be entitled at its discretion (exercised reasonably) (a) to alter the arrangement of the Common Parts and (b) where it is reasonably necessary to do so to renew the whole or part of the lift installation the air-conditioning heating or ventilation Systems (if any) or any other System in the Building PROVIDED THAT:-

(a) after the completion of such alterations or renewal the access to the Property is not substantially less convenient than before and

(b) the Landlord takes all reasonable steps to ensure that any such works are carried out in such manner as to cause as little inconvenience as practicable to the Tenant

Accidents

(5) The Landlord shall not in the absence of negligence or wilful default or a breach of its covenants in this Lease be responsible to the Tenant or the Tenant's licensees nor to any other person in the Property or the Building for any:-

(a) accident happening or injury suffered in the Building or

(b) damage to or loss of any goods or property sustained in the Building

Goods left on the Property

  If at the end of the tenancy created by this Lease (however determined) any furniture or effects belonging to the Tenant are left in the Property the Landlord shall have power to sell the same as agent for and on behalf of the Tenant and the Landlord shall pay or account to the Tenant on demand for the proceeds of sale (but not any interest thereon) less any costs of storage and sale reasonably incurred by the Landlord

Abolition of Base Rate

(7) In the event of the Base Rate of Lloyds TSB Bank plc (in this sub-clause called "Base Rate") being abolished then any reference in this Lease to Base Rate shall have effect as if there had been substituted from time to time for Base Rate such rate of interest as is most closely comparable with Base Rate such rate of interest to be agreed between the Landlord and the Tenant or (in default of agreement) determined by arbitration in accordance with Clause 7 but for the purpose of this sub-clause Clause 7 shall be read as though (i) for "The Royal Institution of Chartered Surveyors" there were substituted "The Institute of Chartered Accountants in England and Wales" and (ii) for "surveyors" there were substituted "accountants"

Exclusion of planning warranty

(8) Nothing in this Lease shall imply or constitute a warranty by the Landlord that the Property may be used for any specific purposes under the Planning Acts or under any bye-laws or regulations now or from time to time in force

Exclusion of Security of Tenure

(9) The Landlord and the Tenant agree that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 (as amended by the law of Property Act 1969) ("1954 Act") shall be excluded from the tenancy created by this Lease and notice has been served by the Landlord in accordance with Section 38A of the 1954 Act on 9 November 2005 and the Tenant has issued a statutory declaration on 15 November 2005 in the form or substantially the form required by the relevant provisions of the 1954 Act

Misrepresentation

(10) The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any statement or representation set out in this Lease or given by the Landlord's Solicitors in writing

CLAUSE 7 ARBITRATION

Wherever in this Lease there is provision for reference to arbitration then in the absence of any express contrary provision such reference shall be made in accordance with The Arbitration Act 1996 to a single arbitrator to be agreed upon by the parties or in the absence of agreement appointed by the President of the Royal Institution of Chartered Surveyors (or if the President is not available or is unable to make such appointment then by the Vice-President or next senior officer of such body then available and able to make such appointment or if no such officer shall be available and able then by such officer of such professional body of surveyors as the Landlord shall reasonably designate)

CLAUSE 8 GUARANTEE

THE GUARANTOR COVENANTS WITH AND GUARANTEES

TO THE LANDLORD by way of full indemnity:-

(1) that the Tenant will duly pay the Rent in the manner prescribed in this Lease and will observe and perform all the Tenant's covenants in this Lease until such time as the Tenant is released from the tenant covenants under this Lease by virtue of the 1995 Act

(2) that any Guarantor will make good to the Landlord on demand all proper losses costs damages and expenses occasioned to the Landlord by any default of the Tenant in paying such rents or complying with such Tenant's covenants

(3) that in the event of the Tenant becoming bankrupt or entering into liquidation and the trustee in bankruptcy or liquidator disclaiming this Lease or if the Tenant is dissolved or struck off the Register of Companies and the Crown disclaims this Lease and the Landlord within two months after the disclaimer serving notice upon any Guarantor such Guarantor will accept from the Landlord a lease of the Property for a term commencing on the date of the disclaimer equal to the residue then remaining unexpired of the term granted by this Lease but otherwise on the same terms as this Lease and taking effect in all respects from the date of the disclaimer and the Guarantor will pay the Landlord's reasonable and proper legal costs in connection with the grant of such lease subject as aforesaid the Guarantor shall be deemed to be released from his obligations under the guarantee and

(4) that the Guarantor is duly authorised to enter into this Lease

PROVIDED THAT:-

(A) any neglect or forbearance by the Landlord in enforcing payment of such rents or compliance with such terms or any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant during a period in which the Landlord is entitled or would after service of a notice under Section 146 of the Law of Property Act 1925 be entitled to re-enter the Property or any time given by the Landlord to the Tenant or any variation to the terms of this Lease (not being a variation which is materially prejudicial to the Guarantor) shall not discharge the Guarantor either in whole or in part or in any way affect the liability of the Guarantor under this covenant

(B) in the event of the Tenant surrendering part of the Property the liability of any Guarantor shall continue in respect of the part of the Property not so surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

CLAUSE 9 DISCLOSURE RELATING TO INSURANCE

The Tenant warrants to the Landlord that prior to the grant of this Lease it has disclosed to the Landlord in writing any conviction judgement or finding of any Court or tribunal relating to the Tenant (or any director or other offices or major shareholder of the Tenant) of which the Tenant is aware and of such nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the risks referred to in Clause 5(2) and covenants to inform the Landlord immediately in writing of any such matter arising in the future of which it becomes aware

IN WITNESS whereof this deed has been duly delivered the day and year first before written

THE FIRST SCHEDULE

RIGHTS GRANTED

The following rights (which are common to the Tenant and other tenants in the Building) are included in the letting:-

(1) the right to use such toilet accommodation in the Building as is from time to time designated by the Landlord as being for general use

(2) the right to use the fire escapes and such of the approaches in the Building and the entrance halls passages landings stairs and lifts in the Building as are in common use for the purpose of access to and from the Property and to and from the toilet accommodation referred to in paragraph (1) above and

(3) the right to exhibit the Tenant's name (and/or the names of any other permitted occupiers) in the manner adopted for the Building by the Landlord on the name board in the entrance hall of the Building and in such location outside the Property on the third floor of the Building as the Landlord shall first approve (such approval not to be unreasonably withheld or delayed)

(4) the right of passage of gas electricity water and soil drainage from and to the Property through the gutters pipes sewers drains wires ducts flues conduits and water courses (if any) passing along or through or over upon or under the remainder of the Building and/or any neighbouring and adjoining premises of the Landlord.

(5) the right of support shelter and protection afforded to the Property at the date of this Lease from the remainder of the Building

THE SECOND SCHEDULE

RIGHTS RESERVED

There is excepted and reserved to the Landlord:

  the right of free and uninterrupted use of all pipes wires flues channels drains ducts gutters and gullies and apparatus which are now in the Property and serve other premises or which shall come into existence during the Term the right upon reasonable prior written notice to the Tenant (except in case of emergency when no notice need be given) to enter upon the Property with or without tools and equipment for the purpose of:

  (i) exercising any of the rights granted or reserved to the Landlord in this Lease and on the terms set out in this Lease or complying with any of the Landlord's obligations in this Lease or with any Law

  (ii) inspecting repairing renewing cleaning maintaining altering demolishing rebuilding or carrying out other works to any adjoining or neighbouring premises or items in the nature of plant thereon or to any such items structures or other things which are used in common by the Property and other premises

  (iii) inspecting repairing renewing (where beyond repair) cleaning maintaining altering removing connecting to and using all items in the nature of Systems which are at the date of this Lease within the Property and which serve or are intended to serve the Property and other property or solely other property and installing new items in the nature of Systems in the Property to serve the Property and other property or solely other property and thereafter inspecting repairing renewing (where beyond repair) cleaning maintaining altering removing connecting to and using such items in each case the person entering causing as little damage and inconvenience as reasonably practicable and the Landlord (upon the default of such person) forthwith making good any damage caused to the Premises and the Tenants fixtures and fittings the right to build on redevelop refurbish refit repair alter raise the height of or carry out any other works on and to use for any purpose any adjacent or nearby land or buildings notwithstanding any interference with the access of light and air to the Property or any other amenity from time to time used or enjoyed by the Property or any nuisance damage annoyance or inconvenience by noise dust vibration or otherwise the right to build into or affix structures to the exterior of the Property when redeveloping or carrying out other works to any adjoining or neighbouring premises provided as little damage and disturbance as practicable is caused and any damage to the Property and the Tenants fixtures and fittings is made good as soon as practicable the right to exercise any rights reserved by the Superior Lease all rights of support shelter and protection currently enjoyed by the remainder of the Building from the Property

THE THIRD SCHEDULE

SERVICE CHARGE

In this Third Schedule and in this Lease the following definitions apply:-

"Base Figure" means 193.3

"Base Service Charge" means GBP 41,254.50

"the Increase" means the amount (if any) by which the Index for the month preceding the relevant anniversary of the date of commencement of the Term exceeds the Base Figure

"the Index" means the All Items Index and Retail Prices published by the Government Statistical Service and issued by the Office for National Statistics or any successor ministry or department provided that if such Index ceases to be issued then Index shall mean such comparable index as may be substituted therefor

"the Service Charge" means the sum of the Advance Service Charge and the Excess Service Charge

Advance Service Charge

(1) The Advance Service Charge shall be the yearly sum specified in item (9) of the Particulars or such other yearly sum as the Landlord's Surveyor accountant or other suitably qualified person may from time to time shall reasonably determine

Adjustment

(2) (a) As soon as practicable after the end of each Account Year the Landlord shall deliver to the Tenant a statement showing in reasonable detail the Expenditure for such year and showing the Tenant's Proportion of such Expenditure

(b) If the Tenant's Proportion of the Expenditure shown by such statement shall exceed the Advance Service Charge paid in respect of such Account Year the Tenant shall immediately pay to the Landlord the Excess Service Charge provided that until the first anniversary of the commencement of the Term the Service Charge is to be no greater than the Base Service Charge and thereafter during each successive year of the Term the Service Charge is to be no greater than the Base Service Charge plus the amount that bears the same proportion to the Base Service Charge as the Increase bears to the Base Figure save that where additional services are requested by the Tenant over and above the normal services the Landlord provides or outside the hours the Landlord is required to provide the services under this Lease the reasonable and proper costs (or as necessary a fair proportion of such costs) thereof shall be excluded when applying this cap

(c) If the Tenant's Proportion of such Expenditure shall be less than the Advance Service Charge paid in respect of such Account Year then the Landlord shall allow the Tenant against the next payment of the Advance Service Charge (or if the tenancy has come to an end shall immediately pay to the Tenant) the amount of such difference

(d) The provisions of this paragraph (2) shall apply in relation to the Account Year current at the time this Lease is granted and shall continue to apply in relation to the Account Year during which the tenancy created by this Lease determines and in each case it shall be assumed for the purposes of apportionment that the Expenditure has accrued evenly on a daily basis throughout the Account Year in question and the Expenditure shall be apportioned in respect of time accordingly

Expenditure

(3) The Expenditure comprises the cost properly incurred by the Landlord in respect of the Building (i) in discharging its obligations under Clause 5 (3) and (ii) providing other services in the interests of good estate management or for the proper enjoyment of the Building by the occupiers and in particular includes (but is not limited to) the cost properly incurred (or deemed incurred) by the Landlord on the following items or such of them as may from time to time be applicable:-

(a) providing repairing and replacing (where beyond economic repair) carpets and other floor coverings furniture furnishings and fixtures and fittings in the Common Parts and the Service Areas

(b) cleaning (including cleaning the inside and outside of the windows) and lighting the Common Parts and the Service Areas

(c) supplying hot and cold water

(d) providing a lift service including maintenance repair servicing renewal (where beyond economic repair) and reinstatement

(e) providing and testing a lightning conductor and an electrical generator

(f) providing staff whether by direct labour agency or any other means including pension contribution and employers National Insurance Contribution the provision of clothing and other benefits in kind and accommodation and in particular a reasonable sum in lieu of rent in respect of accommodation provided rent-free for such staff

(g) providing space heating cooling and mechanical ventilation in the Building and the cost of maintenance contracts in relation to such items

(h) providing any additional service in accordance with proviso (ii) to Clause 5 (3)

(i) repairing renewing replacing and maintaining (including decorative treatment and cleaning):-

(i) the Common Parts and the Service Areas

(ii) the Systems (except such part of them as are in and exclusively serve an individual unit of office or other accommodation which is let or intended for letting) including taking any necessary steps to prevent the spread of legionella and

(iii) the Main Structure including monies properly paid by the Landlord to the Superior Landlord in accordance with the provisions of the Superior Lease

(j) insurance against third party liability employers liability and public liability risks

(k) such further insurances (other than the insurance referred to in Clause 1 (5) ) as the Landlord may reasonably effect in respect of the Building including the cost of valuation for insurance purposes not more than once in any year

(l) providing maintaining repairing and renewing:-

(i) any fire alarms and ancillary apparatus

(ii) fire prevention and fire fighting apparatus and

(iii) security alarms and security apparatus in the Common Parts and Service Areas

(m) all rates taxes assessments impositions water charges (if any) and outgoings payable by the Landlord in respect of:-

(i) the Building as a whole

(ii) the Property together with other premises in the Building (which together do not comprise the whole of the Building) and

(iii) any part of the Service Areas and the Common Parts

except:-

(A) any Excepted Tax and

(B) rent

(n) making representations against or otherwise contesting the incidence of the provisions of any legislation order regulation notice or statutory requirement relating to or affecting the whole or any part of the Building including prosecuting any action in the interests of the Building

(o) compliance by the Landlord with any notice regulation or order of any competent authority in respect of the Building or of the Common Parts or the Service Areas

(p) providing suitable sanitary control in any ladies toilets in the Building in common use

(q) the amount which the Landlord may be liable to pay as a contribution towards the expense of making repairing maintaining rebuilding or cleaning anything used for the Building in common with other nearby premises

(r) the proper fees and expenses of any surveyor accountant or other person in connection with the preparation of any statement of Expenditure or of the Tenant's Proportion (or if such work is performed by the Landlord's own staff a reasonable fee for the Landlord)

(s) employing or retaining such consultants as the Landlord shall deem necessary or desirable for the efficient management of the Building including (but not limited to) consultants for the maintenance of all mechanical and electrical equipment and services serving the Building

(t) the proper fees and expenses of the Landlord's Surveyor and any other person or firm employed by the Landlord for the management of the Building and the collection of the rents payable by the Landlord's tenants in the Building (or if such person is an employee of the Landlord a reasonable charge for the Landlord) provided that so long as there is a scale or scales of fees prescribed by The Royal Institution of Chartered Surveyors for such management(including the collection of rent) the fees provided for by such scale or scales shall be deemed to be the proper fees within the meaning of this sub-paragraph

Certificate

(4) Each annual statement of the Expenditure and of the Tenant's Proportion shall be certified by the Landlord's Surveyor and a duly certified copy of such statement shall (in the absence of manifest error or bona fide dispute) be conclusive evidence for the purposes of this Lease of the matters of fact covered by such statement but the Landlord shall upon request and payment of a reasonable inspection fee permit the Tenant to inspect at any time up to two months after delivery of a statement the vouchers and receipts for items included in it

No implied obligation

(5) The inclusion of a service in the list contained in paragraph (3) shall not imply an obligation on the part of the Landlord to provide such service

THE FOURTH SCHEDULE

RENT REVIEW

Agreement or determination

(1) Subject to paragraph (6) the Rent as from the Review Date until the end of the Term shall be the higher of the Rent payable immediately prior to the Review Date (ignoring any suspension of Rent then applicable under clause 6(2)(a) or any Rent Restrictions (as referred to in paragraph 8) then applicable and the rack rental of the Property (as defined in paragraph 4) PROVIDED THAT the Rent as from the Review Date shall not exceed GBP 115,905.50 per annum exclusive of any VAT.

(2) If the Landlord and Tenant have not agreed the rack rental of the Property for the Review Date by the date which is three months prior to the Review Date then either party may refer the matter for determination by an independent professionally qualified surveyor ("the Rent Review Surveyor") (acting as an expert and not as an arbitrator) to be agreed upon by the parties or in the absence of agreement (by the date which is two months prior to the Review Date) appointed by the President of The Royal Institution of Chartered Surveyors (or any person authorised to act on his behalf) or if no such person is available then by such officer of such professional body of surveyors or valuers as the Landlord may reasonably designate).

(3) If the Rent Review Surveyor dies or becomes unwilling or unable to act then either the Landlord or the Tenant may apply to the President or other such authorised person or designated officer referred to in paragraph 2 to discharge him and appoint another Rent Review Surveyor in his place

"rack rental value"

(4) In this Schedule "the rack rental value of the Property" means the open market rent at which the Property might reasonably be expected to be let in the open market on the Review Date

(a) on the following assumptions at the Review Date:

(i) that the Property is fit for immediate occupation and use and that any rent free period of such length as would be negotiated in the open market between a willing landlord and a willing tenant for the purpose of fitting out the Property has expired and that the Tenant has before the Review Date had sufficient access to the Property to fit out to his own requirements

(ii) that no work has been carried out to the Property by the Tenant its sub-tenants or their predecessors in title during the Term which might diminish the rental value of the Property and that in case the Property has been destroyed or damaged it has been fully restored

(iii) that the Property is available to let by a willing landlord to a willing tenant without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the Rent but including the provisions for rent review) for a term equal to the original term of this Lease commencing on the Review Date

and

(iv) that the covenants on the part of the Landlord (other than those of which the Landlord is in material breach) and the Tenant contained in this Lease have been fully performed and observed and

(v) that the hypothetical tenant is and tenants in the market generally are registered for Value Added Tax and will be able to set off in full by way of input tax any Value Added Tax payable in respect of the Rent or other sums due under the provisions of this Lease against the output tax payable by him or them

AND having regard to open market rental values

(b) but disregarding:-

(i) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Property

(ii) any goodwill attached to the Property by reason of the carrying on there of any business

(iii) any effect on rental value of the Property attributable to the existence at the Review Date of any improvements to the Property or any part of the Property carried out by the Tenant its sub-tenants or their respective predecessors in title during the term with consent where required under this Lease except any improvements:-

(1) effected at the expense of the Landlord or

(2) effected in pursuance of an obligation to the

Landlord contained in this Lease (other than Clause 4(8)

(iv) any law for the time being in force which imposes a temporary restraint upon increasing the rent of the Property (but only for the purposes of ascertaining the rack rental value of the Property under this paragraph) and

(v) any effect on rent of any liability to pay Value Added Tax on rent

Memorandum in writing

(5) (a) As soon as may be after a new Rent has been agreed or determined under paragraph (1) or (2) of this Schedule the Landlord and the Tenant and (if any) the Guarantor shall sign in duplicate a memorandum in writing (the parties are to bear their own costs recording such memorandum and the amount of the new Rent so agreed or determined)

(b) Failure by the Tenant and/or the Guarantor (if any) to sign such a memorandum shall not prejudice the Landlord's right to collect the Rent at the new level

(c) For the avoidance of doubt and subject to the provisions of the 1995 Act such a memorandum shall bind not only the Landlord the Tenant and the Guarantor but also any persons who have been or who later become the Landlord the Tenant and/or the Guarantor

New Rent not ascertained by Review Date

(6) If a new Rent shall not have been ascertained under paragraph (1) or (2) until after the Review Date then:-

(a) the Rent which was reserved immediately before the Review Date shall continue to be payable until the new rent has been so ascertained after which the new Rent shall be payable and

(b) the difference (if any) between the Rent actually payable in respect of any period after the Review Date and the Rent which would have been payable in respect of that period if the new Rent had been ascertained on or before the Review Date shall be added to and be payable with the first instalment of Rent falling due after the new Rent has been ascertained together with interest at the base lending rate from time to time of Lloyds Bank plc or if that rate is no longer published then the base rate of such other bank as the Landlord may reasonably specify on each part of the difference from the date such part of the difference would have been payable if the new Rent had been ascertained on or before the Review Date to the date of actual payment of that part of the difference

Costs of Determination

(7) (a) The cost of the reference to the Rent Review Surveyor and of his determination or award shall be paid as he may direct and in the absence of any direction each party shall bear its own costs in so far as any Law does not require otherwise

(b) If either the Landlord or the Tenant fails to pay any such costs awarded against it or directed to be paid by it within twenty working days of demand by or on behalf of the Rent Review Surveyor then the other party may pay any such amount on behalf of the defaulting party and the amount so paid shall become a debt immediately due from the defaulting party to the other

Rent Restrictions

(8) If, at any time during the Term, restrictions are imposed by any statute for the control of rent which prevent or prohibit wholly or partially the operation of the rent review provisions contained in this clause or which operate to impose any limitation, whether in time or amount, on the collection and retention of any increase in the Rent or any part then and in each case respectively:

(a) the operation of the rent review provisions contained in this schedule shall be postponed to take effect on the first date on which such operation (whether wholly or partially and with or without limited effect) may occur and in the case of restrictions which partially prevent or prohibit such operation and/or limit its effect on each such date

(b) the collection of any increase in the Rent shall be postponed to take effect on the first date on which such increase may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and, until such restrictions shall be relaxed either wholly or partially, the Rent shall be the maximum sum from time to time permitted by such restrictions.

Time not of the Essence

(9) Nothing in this Lease shall make time of the essence in relation to the review of the Rent

EXECUTED as a DEED for and

on behalf of ROYAL & SUN ALLIANCE

INSURANCE plc

/s/ Jacqueline Elizabeth Fox_________Attorney

__Jacqueline Elizabeth Fox_________Attorney Full Name

/s/ Holly Read___________________Witness Signature

___Holly Read ___________________Full Name of Witness

9th Floor_______________________Address

_One Plantation Place_____________

_30 Fenchurch Street______________

_London EC3M 3BD_____________

EXECUTED as a DEED for and on behalf

of INTL GLOBAL CURRENCIES LTD

___/s/ Philip Smith ________________Director

___/s/ Stephen Bailey ______________Director/Secretary